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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 13, 2008
Date of Report (Date of earliest event reported)

CLAYTON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51846 (Commission File No.)	20-2660764 (IRS Employer Identification No.)
2 Corporate Drive Shelton, Connecticut 06484 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (203) 926-5600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

  Agreement and Plan of Merger

        On April 13, 2008, Clayton Holdings, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Cobra Green, LLC, a Delaware limited liability company ("Buyer"), and Cobra Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Buyer ("Merger Sub"). Subject to the terms of the Merger Agreement, Merger Sub will merge with and into the Company with the Company being the surviving entity and continuing as a wholly owned subsidiary of Buyer (the "Merger"). Buyer and Merger Sub are affiliates of Greenfield Acquisition Partners V, L.P., a limited partnership ("Greenfield").

        Subject to the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of the Company's common stock will be converted into the right to receive cash, without interest, in an amount equal to $6.00 per share.

        The vesting conditions of all outstanding stock options, shares of restricted stock and deferred stock units will be fully accelerated immediately prior to the closing, pursuant to the terms of the award agreements under which such awards were originally issued. Each outstanding stock option will be cancelled immediately prior to the effective time of the Merger in exchange for the payment of an amount in cash equal to the product of (x) the number of shares of the Company's common stock subject to such stock option and (y) the excess, if any, of $6.00 over the per share exercise price of such stock option, less any applicable federal or state withholding tax. Each outstanding share of restricted stock and deferred stock unit will be cancelled immediately prior to the effective time of the Merger in exchange for the payment of an amount in cash equal to the product of (x) the number of shares of the Company's common stock subject to such restricted stock or deferred stock unit award and (y) $6.00, less any applicable federal or state withholding tax; and pursuant to the terms of existing letter agreements between the Company and each of its executive officers, each executive officer will receive a cash payment upon the closing of the Merger in lieu of the restricted stock award originally contemplated by his letter agreement.

        The Merger Agreement contains a customary "no-shop" covenant under which the Company is not permitted to solicit alternative acquisition proposals from third parties, engage in discussions or negotiations with or provide non-public information to third parties regarding any such alternative acquisition proposals or enter into any agreement with third parties relating to such alternative acquisition proposals. The "no-shop" provision is subject to certain exceptions that permit the Company's board of directors to comply with its fiduciary duties, which would enable the Company to provide information to, and engage in discussions or negotiations with, third parties with respect to alternative acquisition proposals.

        The Merger Agreement contains termination rights for both the Company and Buyer. If the Company terminates the Merger Agreement to accept a superior acquisition proposal, the Company will pay Buyer a termination fee of $6,700,000. Once all of the conditions to closing have been satisfied, Buyer may pay the Company a termination fee of $9,000,000 instead of closing. The Company has entered into a limited guaranty with Greenfield (the "Limited Guaranty") in which Greenfield has guaranteed Buyer's obligation to pay this termination fee if and when it becomes due pursuant to the terms of the Merger Agreement.

        Buyer has obtained an equity commitment for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Buyer to pay the aggregate merger consideration and all related fees and expenses. The completion of the Merger is subject to various customary closing conditions, such as obtaining the approval of the Company's stockholders, regulatory approvals, including the approval of various state licensing authorities for the transfer of licenses currently held by the Company's special servicing unit, and expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

        The foregoing description of each of the Merger Agreement and the Limited Guaranty does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Limited Guaranty which are filed as Exhibits 2.1 and 10.1 hereto, respectively, and are incorporated into this report by reference.

        The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of the specific dates therein, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing those matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Buyer or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Voting Agreement

        In connection with the Merger, Buyer has entered into a voting agreement, dated as of April 13, 2008 (the "Voting Agreement"), with investment funds affiliated with TA Associates, Inc. (the "TA Funds") pursuant to which, among other things, the TA Funds have agreed to vote all shares of the Company's common stock beneficially owned by the TA Funds in favor of, and against any acquisition proposal made in opposition to or in competition with, the consummation of the Merger and the transactions contemplated by the Merger Agreement. As of the date hereof, the TA Funds own beneficially and of record an aggregate of approximately 37% of the Company's outstanding common stock.

        The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement which is filed as Exhibit 10.2 hereto and is incorporated into this report by reference.

Item 8.01.    Other Events.

        On April 14, 2008, the Company and Greenfield issued a joint press release announcing the entering into of the Merger Agreement. This press release is attached as Exhibit 99.2 hereto.

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibits.

2.1	Agreement and Plan of Merger, dated April 13, 2008, by and among Clayton Holdings, Inc., Cobra Green, LLC and Cobra Acquisition Corp.
10.1	Limited Guaranty, dated April 13, 2008, between Greenfield Acquisition Partners V, L.P., a limited partnership, and Clayton Holdings, Inc.
10.2	Voting Agreement by and between Cobra Green, LLC and the TA Funds, dated April 13, 2008.
99.1	Press Release, dated April 14, 2008.

Additional Information about the Merger and Where to Find It

        In connection with the Merger, the Company intends to file a proxy statement with the Securities and Exchange Commission (the "SEC"). Investors and security holders of the Company are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about the Company, Buyer and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any and all documents filed by the Company with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to Clayton Holdings, Inc., 2 Corporate Drive, Suite 800, Shelton, Connecticut 06484, Attention: Investor Relations. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

        The Company, its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the merger. Information about those executive officers and directors of the Company and their ownership of Company common stock is set forth in the proxy statement for the Company's 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2007, and is supplemented by other public filings made, and to be made, with the SEC by the Company. Investors and security holders may obtain additional information regarding the direct and indirect interests of the Company, Buyer and their respective executive officers and directors in the merger by reading the proxy statement and other public filings referred to above.

Forward Looking Statements

        Certain items in this report may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company can give no assurance that expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, the ability to complete the merger in light of the various closing conditions, including those conditions related to regulatory approvals; the expected timing of the completion of the merger; the impact of the announcement or the closing of the merger on the Company's relationships with its employees, existing customers or potential future customers; adverse changes in the mortgage-backed securities market, the mortgage lending industry or the housing market; the level of competition for the Company's services; the loss of one or more of the Company's largest clients; the Company's ability to maintain its professional reputation; management's ability to execute the Company's business strategy; and other risks detailed in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2008 and other reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

CLAYTON HOLDINGS, INC.
April 14, 2008	By:	/s/ FREDERICK C. HERBST
		Name:	Frederick C. Herbst
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated April 13, 2008, by and among Clayton Holdings, Inc., Cobra Green, LLC and Cobra Acquisition Corp.
10.1	Limited Guaranty, dated April 13, 2008, between Greenfield Acquisition Partners V, L.P., a limited partnership, and Clayton Holdings, Inc.
10.2	Voting Agreement by and between Cobra Green, LLC and the TA Funds, dated April 13, 2008.
99.1	Press Release, dated April 14, 2008.

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 8.01. Other Events.
  Item 9.01 Financial Statements and Exhibits.
EXHIBIT INDEX